SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi		39443
(Address of principal executive offices)		(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 19, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sanderson Farms, Inc. (the “Registrant”) took the following actions, in each case for the Registrant’s 2017 fiscal year:

(1) The Committee approved a 5% salary increase for Timothy F. Rigney, Secretary and Controller, effective November 1, 2016. The Committee determined to leave unchanged for fiscal 2017 the current salaries of each of Joe F. Sanderson, Jr., Chairman and Chief Executive Officer; Lampkin Butts, President and Chief Operating Officer and D. Michael Cockrell, Treasurer and Chief Financial Officer. Thus the fiscal 2017 salary for each of the executive officers is as follows:

2017 Salary
Mr. Sanderson	$1,446,000
Mr. Butts	$705,504
Mr. Cockrell	$604,536
Mr. Rigney	$271,416

(2) The Committee made the following awards, effective November 1, 2016, to the executive officers under the Registrant’s long term equity incentive program:

Name	Performance Shares	Shares of Restricted Stock
Mr. Sanderson	26,000	26,000
Mr. Butts	6,750	6,750
Mr. Cockrell	5,500	5,500
Mr. Rigney	1,000	1,000

The form of restricted stock agreement to be used for the restricted stock awards noted above will be substantially similar to the form of agreement filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013. The form of performance share agreement for the performance share awards noted above will be filed as an exhibit to the Registrant’s next Annual Report on Form 10-K. The following descriptions of the restricted stock and performance share agreements are necessarily not complete, and in each instance reference is made to the agreements themselves.

Restricted Stock Agreements

The form of restricted stock agreement provides for the grant of a specified number of shares of restricted stock to the participant as a reward for past service and as an incentive for the performance of future services and for no additional consideration, subject to the following terms and conditions:

•	The restricted stock may not be sold or transferred during the restricted period except by will or inheritance.

•	The restricted period lasts for four years, except that it ends and the shares fully and immediately vest in the event of the participant’s death or disability or a change of control of the Registrant. If the participant terminates employment after attaining eligibility for retirement before the end of the restricted period, a pro rata percentage of the shares will immediately vest based on the number of years of the restricted period during which the participant was employed with the Registrant (for example, if the participant retires after one year of the restricted period has passed, he would receive 25% of the shares and would forfeit the remainder; if he retires after two years of the restricted period has passed, he would receive 50% of the shares and would forfeit the remainder; and so on).

•

Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the restricted period, or if the Board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already vested, he or she must repay the Registrant the fair market value of his or her shares that is specified in his or her restricted stock agreement.

•	During the restricted period, the participant is entitled to vote the shares and receive dividends.

Performance Share Agreements

The form of performance share agreement provides for the grant of the right to receive shares of the Registrant’s common stock at the end of a restricted period, subject to the Registrant’s achievement of certain performance measures over the two-year performance period commencing November 1, 2016. The restricted period means the three fiscal years commencing on November 1, 2016. The performance criteria are based on a historical average of the Registrant’s performance over 25 two-year periods, dating back to the two-year period ending in 1991. A performance share award is granted as a reward for past service and as an incentive for the performance of future services and for no additional consideration, subject to the following terms and conditions:

•	A participant can receive a target amount of shares based on the Registrant’s average return on equity (“ROE”) and a target based on the Registrant’s average return on sales (“ROS”) over the two-year period commencing November 1, 2016. It also establishes several possible percentages of those target awards that he or she could receive, depending on the Registrant’s actual performance measured at the end of the performance period. The performance criteria for the fiscal 2017 performance share awards are:

Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
ROE	50%	9.9%	13.8%	24.8%
ROS	50%	3.3%	3.8%	5.7%

•	The Registrant’s Board, in its sole discretion, may pay earned performance shares in the form of cash, in shares of common stock, or in a combination of cash or shares which has an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period.

•	If the participant’s employment terminates because of death or disability or after attaining eligibility for retirement, or there has been a change in control of the Registrant before the end of the performance period, the participant will be entitled to receive, at the end of the restricted period, a pro rata portion of the number of performance shares to which he or she otherwise would have been entitled, based on the number of months he or she was employed with the Registrant during the performance period.

•	Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the restricted period, or if the Board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already been issued, he or she must repay the Registrant their fair market value as of their issue dates.

•	During the restricted period, the participant does not have any of the rights of a stockholder of the Registrant with respect to his or her performance shares, including the right to vote the performance shares and the right to receive any dividends or other distributions.

•	A participant may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of his or her right to receive performance shares, other than by will or by the applicable laws of descent and distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: October 24, 2016	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer